EXHIBIT 10(D)

                   LINCOLN SNACKS COMPANY
                      4 High Ridge Park
                     Stamford, CT 06905

February 24, 1998

Ms. Kristine A. Crabs
87 Bald Hill Road
New Canaan, CT   86840

Dear Kris:

 In recognition of your current employment by Lincoln Snacks Company (the "Company") and in order to induce you to continue in such employment, this letter sets forth our mutual understanding concerning the terms of your severance in the event of a Change of Control (as defined below).

 1. You shall be entitled to receive the severance payment contemplated by this Agreement only in the event (i) you cease to be employed by the Company for any reason (including, without limitation, as a result of your resignation) within a twelve (12) month period commencing at the effective time of a Change of Control and ending on the first anniversary thereof, other than as a result of being terminated by the Company for Cause (as defined below) or (ii) your employment by the Company is terminated other than for Cause within 90 days prior to a Change of Control.

 2. For purposes of this Agreement the following terms shall have the following meanings:

     (a) "Cause" shall mean (i) proven or admitted (A) embezzlement or (B) dishonest usage of Company funds or assets; or (ii) conviction in a court of law of, or pleading of guilty or nolo contendere to, any crime that constitutes a felony in the jurisdiction involved.

     (b)(i) "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following events:

           (A) any transaction or series of related transactions as a result of which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Noel Group, Inc. ("Noel"), a wholly-owned subsidiary of Noel, or a liquidating trust established by Noel, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of outstanding voting securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

           (B) the individuals who, as of the effective date of this Agreement, constitute the Board of Directors of the Company plus any individual who is within the definition of "Continuing Director," cease for any reason to constitute at least a majority of the directors of the Company;

           (C) there shall be consummated any merger of the Company with or into any person, other than Noel or a wholly-owned subsidiary of Noel, where immediately following such transaction 50% or more of the outstanding voting stock of the surviving entity is not owned, directly or indirectly, by persons who were shareholders of the Company holding, in the aggregate, 50% or more of the outstanding shares of the Company immediately prior to such transaction; or

           (D) there shall be consummated a sale, to a person other than Noel or a wholly-owned subsidiary of Noel, of all or substantially all of the operating assets of the Company in one transaction or a series of transactions.

     (ii)  Notwithstanding anything to the contrary herein contained:

           (A) A "Change of Control" shall not be deemed to have occurred as a result of a distribution by Noel of shares of the Company's stock pro rata to Noel's shareholders.

           (B) In the event of a transaction which would constitute a "Change of Control" within the meaning of Section 2(b)(i) but for the exceptions relating to wholly-owned subsidiaries of Noel contained in Subsections 2(b)(i)(A), 2(b)(i)(C) or 2(b)(i)(D), a "Change of Control" shall be deemed to occur in the event (x) of any transaction or series of related transactions as a result of which any "person" or "group" becomes the "beneficial owner" of outstanding voting securities of the wholly-owned subsidiary representing 50% or more of the combined voting power of the wholly-owned subsidiary's then outstanding securities; (y) there shall be consummated any merger of the wholly-owned subsidiary with or into any person, other than Noel, where immediately following such transaction 50% or more of the outstanding voting stock of the surviving entity is not owned, directly or indirectly, by persons who were shareholders of the wholly-owned subsidiary holding, in the aggregate, 50% or more of the outstanding shares of the wholly-owned subsidiary immediately prior to such transaction; or (z) there shall be consummated a sale, to a person other than Noel, of all or substantially all of the operating assets of the wholly-owned subsidiary in one transaction or a series of transactions.

     (c) "Continuing Director" shall mean any director on the date hereof and any director who was nominated or elected a director by a majority of the Continuing Directors in office at the time of his or her nomination or election.

 3. Subject to the terms and conditions contained herein, the severance payment payable hereunder shall equal $115,940 which payment you acknowledge is over and above that to which you would normally be entitled. The amount payable under this Section 3 shall be payable by the Company to you, or to your executors or personal representatives, in a lump sum immediately following the execution of a release in favor of the Company in the form of Exhibit A attached hereto (the "Release") (which the Company shall deliver to you for execution promptly following the occurrence of either of the events set forth in Section 1 of this Agreement) and the expiration of the waiting periods set forth therein. You acknowledge that all payments hereunder will be subject to applicable withholding taxes. In the event that any proceeding is instituted by you or the Company to enforce rights under this Agreement, the unsuccessful party, as determined in such proceeding, shall pay the reasonable legal fees and related expenses incurred by the successful party in such proceeding.

 4.  In consideration of the foregoing benefits:

     (a) if you choose to deliver the Release and accept the severance provided for in this Agreement, the payment shall be in lieu of and in satisfaction of all liabilities and obligations of the Company to you, whether known or unknown, other than any unpaid salary for the period preceding termination, any unpaid bonus previously awarded to you, vacation pay accrued, accrued vested pension benefits and interests in the Company's 401(k) plan and reasonable expenses in connection with your employment for which timely substantiation shall have been submitted prior to the payment of the severance amount. As a condition of receiving the severance amount you will execute and deliver the Release; and

     (b) you agree to return to the Company or to destroy, within five business days following the date you cease to be employed (or date of Change of Control, if later), all documents, records and other property relating to the Company and its business which are in your possession or under your control. You agree not to disclose to anyone any confidential or non-public information which relates to the Company or its business.

 5. The Company encourages you to carefully review the terms of this Agreement and, if you wish, to seek advice and counsel from an attorney before signing this Agreement.

 6. This Agreement shall inure to benefit of and shall be binding upon you and your executors, administrators, heirs, personal representatives and assigns, and the Company and its successors and assigns; provided, however, that you shall not be entitled to assign or delegate any of your rights or obligations hereunder without the prior written consent of the Company.

 7. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any and all other agreements relating to your employment whether written or oral. This Agreement cannot be altered or amended except by a writing duly executed by the party against whom such alteration or amendment is sought to be enforced.

 8. If any one or more of the provisions contained in this Agreement shall be held illegal or unenforceable, no other provision shall be affected.

 We are pleased that we have been able to reach this Agreement.
After you have had the chance to review this Agreement and to consult with your attorney, if you wish, please sign the enclosed copy and return it to us.

                       LINCOLN SNACKS COMPANY
                       By:  /s/ Karen Brenner
                            -------------------
                       Name:  Karen Brenner
                       Title:  Chairman & Chief Executive Officer

Accepted and Agreed:
/s/ Kristine A. Crabs

----------------------
Kristine A. Crabs



EXHIBIT A
                           RELEASE

 The undersigned, for herself and her successors and assigns, does hereby fully and completely RELEASE, ACQUIT and FOREVER DISCHARGE each of Lincoln Snacks Company (the "Company"), its affiliates, subsidiaries or other related entities as well as its shareholders, officers, directors, employees, advisors, consultants or agents (collectively, the "Releasees"), in all of its or their respective capacities, from any and all claims, debts, demands, actions, causes of action, suits, sums of money, contracts, agreements, judgements and liabilities, including attorney's fees, whatsoever, both in law and in equity ("claims") of any kind and any character arising out of or in connection with the undersigned's employment by the Company that she ever had, might now or hereafter have, or could have had, whether in contract, tort or otherwise, including specifically any claims of discrimination that she may claim in connection with her employment or association with the Company or the termination thereof; provided, however, that this Release excludes the Company's obligations under Section 4(a) of the agreement dated February 24, 1998 between the Company and the undersigned. This release includes, but is not limited to, claims arising under the federal, state or local laws prohibiting discrimination on the basis of one's sex, race, age, disability, national origin, color or religion, or other reason forbidden by federal, state or local laws or claims growing out of any legal restrictions on the right to terminate employees. This release also specifically includes the waiver of any rights or claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. 621 et seq.).

 The undersigned acknowledges that after the undersigned has executed and delivered this Release, the undersigned will have seven (7) days following the date of execution during which time the undersigned may revoke this Release, provided, however, that, if the undersigned elects to return an executed copy of the document to the Company before the expiration of 22 days from the date of receipt of the release from the Company, the undersigned may revoke this Release at any time before the later to occur of seven (7) days following the date of execution or 22 days after the date of receipt from the Company. The undersigned further acknowledges that if the Company does not receive a written revocation from the undersigned, or the undersigned's attorney, prior to the expiration of the period in which the undersigned may revoke this Release, this Release will become effective on the date after the expiration of the applicable revocation period.

 The undersigned acknowledges that she has been given the opportunity to consider this Release for at least twenty-one (21) days, that the undersigned has been advised to discuss this Release with an attorney of her choice, that the undersigned has carefully read and fully understands and agrees to all of the provisions of this Release and that the undersigned is voluntarily entering into this Release.

 Finally, the undersigned also understands that the undersigned has seven (7) days after the execution of this Release (or twenty-two days after the date of receipt of this release from the Company, if later) to change her mind and that the undersigned may revoke this Release by providing written notice of revocation to the Company prior to the expiration of the applicable period.

------------------------              -----------------------------
Date of Execution                          Kristine A. Crabs



                   LINCOLN SNACKS COMPANY

   LETTER AGREEMENT REGARDING AMENDED SEVERANCE AGREEMENT

Ms. Kristine A. Crabs
87 Bald Hill Road
New Canaan, CT   86840

Dear Kris:

 Please be advised that pursuant to resolutions adopted by the Board of Directors on June 4, 1998, paragraph 4(a) of the Severance Agreement between you and the Company dated February 24, 1998, is amended so that while you must still execute a release to receive severance payments, by executing the release you will not be waiving your rights or releasing the Company of its obligations pursuant to any stock option agreements between you and the Company which may be in effect as of the date of the release.

 If the foregoing is in accordance with your understanding and approved by you, please confirm such by mailing and returning the duplicate of this Letter Agreement delivered for that purpose.

                                 LINCOLN SNACKS COMPANY

                                 By:  /s/ Karen Brenner
                                      --------------------
                                      Karen Brenner
                                      President and
                                      Chairman of the Board

AGREED AND ACCEPTED:

/s/ Kristine A. Crabs
-------------------------
Kristine A. Crabs